SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant:  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule 240.14a-12

A.D.A.M., INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by:

☐	Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

April 7, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of A.D.A.M., Inc. to be held on May 19, 2009 at 10 10th Street NE, Suite 500, Atlanta, Georgia 30309. The Annual Meeting will begin promptly at 9:00 a.m., local time, and we hope that it will be possible for you to attend in person.

The items of business are listed in the Notice of Annual Meeting and are more fully addressed in the Proxy Statement following the Notice.

Please date, sign and return your proxy card in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend in person. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your proxy.

On behalf of your Board of Directors, thank you for your continued support and interest in A.D.A.M., Inc.

Sincerely,

Mark B. Adams Secretary

Whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope which does not require any postage if mailed in the United States. If you attend the Annual Meeting, you may revoke the proxy and vote your shares in person.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 19, 2009

The Annual Meeting of Shareholders (the “Annual Meeting”) of A.D.A.M., Inc. (the “Company”) will be held at 10 10th Street NE, Suite 500, Atlanta, Georgia 30309, on Tuesday, May 19, 2009 at 9:00 a.m., local time, for the following purposes:

(1)	To elect two directors to serve until the 2012 Annual Meeting of Shareholders; and

(2)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only the holders of record of the Company’s common stock, par value $0.01 per share, at the close of business on March 20, 2009 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of shareholders as of the close of business on March 20, 2009 will be available at the Annual Meeting for examination by any shareholder.

By Order of the Board of Directors,

Kevin S. Noland President and Chief Executive Officer

Atlanta, Georgia

April 7, 2009

A.D.A.M., INC.

10 10th Street NE, Suite 500

Atlanta, Georgia 30309

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 19, 2009

The 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of A.D.A.M., Inc. (the “Company,” “we,” “us” or “our”) will be held at 9:00 a.m. local time on May 19, 2009, at 10 10th Street NE, Suite 500, Atlanta, Georgia, for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders. The enclosed form of proxy is solicited by the Board of Directors of the Company and the cost of the solicitation will be borne by the Company. This Proxy Statement and the accompanying proxy are first being mailed to shareholders of the Company on or about April 7, 2009. The address of the principal executive offices of the Company is 10 10th Street NE, Suite 500, Atlanta, Georgia 30309.

Voting and Revocability of Proxies

When proxy cards are properly executed, dated and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instructions of the shareholders. If no specific instructions are given, the shares will be voted FOR the election of the nominees for directors set forth herein. In addition, if other matters come before the Annual Meeting, the persons named in the proxy card will vote in accordance with their best judgment with respect to such matters. Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the Annual Meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date.

Record Date and Ownership

Only shareholders of record as of the close of business on the record date of March 20, 2009 will be entitled to vote at the Annual Meeting. As of that date, the Company had outstanding 9,882,260 shares of common stock, $0.01 par value per share. Shareholders of record as of the close of business on March 20, 2009 are entitled to one vote for each share of common stock held. No cumulative voting rights are authorized and dissenters’ rights for shareholders are not applicable to the matters being proposed.

Quorum; Required Vote; Abstentions and Broker Non-Votes

The presence in person or by proxy of holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment or postponement thereof. The affirmative vote of a plurality of the shares present in person or by proxy and entitled to vote is required to elect directors. With respect to any other matter that may properly come before the Annual Meeting, the approval of any such matter would require a greater number of votes cast in favor of the matter than the number of votes cast opposing such matter. Shares held by nominees for beneficial owners will be counted for purposes of determining whether a quorum is present if the nominee has the discretion to vote on at least one of the matters presented even if the nominee may not exercise discretionary voting power with respect to other matters and voting instructions have not been received from the beneficial owner (a “broker non-vote”). Broker non-votes will not be counted as votes for or against matters presented for shareholder consideration. Abstentions with respect to a proposal are counted for purposes of establishing a quorum. If a quorum is present, abstentions will have no effect on the outcome of any vote.

Expenses of Solicitation

The Company will bear the entire cost of the proxy solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional materials furnished to shareholders. Copies of proxy solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names, which are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by use of telephone, email, telegram, facsimile or personal solicitation by the Company’s directors, officers or regular employees. No additional compensation will be paid for such services. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Costs for such services, if retained, will not be material.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 2009.

The Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available at www.adam.com.

Proposal No. 1: Election of Directors

The Board of Directors of the Company presently consists of five directors divided among three classes, with the directors in each class serving staggered three-year terms. The terms of two directors, Kevin S. Noland and Clay E. Scarborough, will expire at the 2009 Annual Meeting. Mr. Noland and Mr. Scarborough are standing for reelection to the Board of Directors. Messrs. Noland and Scarborough will each serve for a term of three years, ending at the 2012 Annual Meeting, and until their successor is elected and qualified.

In the event that the director nominee named below withdraws or for any reason is not able to serve as director, all proxies voted in favor of such nominee will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than two nominees. The Board of Directors recommends the election of the nominees listed below. Management of the Company has no reason to believe that the nominees will not serve if elected.

The following persons have been nominated for election to the Board of Directors to serve until the 2012 Annual Meeting and until each successor is elected and qualified:

Kevin S. Noland, age 46, was appointed as the Company’s Chief Executive Officer in January 2006 and continues to serve as the Company’s President, a position he has held since January 2004. Mr. Noland was elected to the Board of Directors in March 2006. He held the title of Chief Operating Officer of the Company from 2000 through 2005. He served as the Company’s Director of Marketing from 1996 to 1999 and was named Vice President of Marketing and Corporate Communications in 1999.

Clay E. Scarborough, age 54, was elected to the Board of Directors in January 2005. Since 2003, Mr. Scarborough has been the Chief Financial Officer of Xtend Consulting, LLC, a reseller of business enterprise-level computer equipment. Mr. Scarborough served as Chief Financial Officer of Abacus Solutions, LLC, an affiliate of Xtend Consulting, from 2003 through March 2008. Mr. Scarborough is also President of a Fleet Feet Sports franchise business in Decatur, Georgia. Mr. Scarborough previously served as Chief Financial Officer of Channelogics, Inc., a provider of software to the broadband cable access market from 1999 through 2003. Also, from 1999 to 2003, Mr. Scarborough provided Chief Financial Officer services to technology companies as a partner of Tatum CFO Partners and as an independent consultant. Mr. Scarborough provided consulting services to the Company in 2002 and served as the Company’s Chief Financial Officer from 1992 to 1995.

The Board of Directors of the Company recommends that shareholders vote “FOR” the election of Mr. Noland and Mr. Scarborough.

Each of the following persons is a member of the Board of Directors who is not standing for election to the Board this year and whose term will continue after the 2009 Annual Meeting.

Directors Serving for a Term Expiring at the 2010 Annual Meeting

Daniel S. Howe, age 49, has been a director of the Company since December 1996. Mr. Howe has served as the President of Howe Development, Inc., a real estate and investment company, since January 1990. Howe Development focuses on shopping centers, freestanding drug stores and other commercial development property in the Southeastern United States.

Mark Kishel, M.D., age 62, joined the Company’s Board of Directors in November 2001. Dr. Kishel is currently Senior Medical Director for Coventry Healthcare of Georgia and serves as Advisory Chief Medical Officer for SeniorMetrix. Dr. Kishel has served as President and Chief Executive Officer of Emedicine Solutions, Inc. since March 2001. Prior to serving on the Board, Dr. Kishel was Executive Vice President and Chief Medical Officer for Blue Cross Blue Shield of Georgia from 1993 until its acquisition by Wellpoint in 2001. Dr. Kishel is a board certified pediatrician and a Fellow of the American Academy of Pediatrics. Over the years, Dr. Kishel has served in executive medical director roles for several national insurance carriers, including Travelers, HealthAmerica and Lincoln National. He has served on the Blue Cross Blue Shield Association’s National Medical Council. Dr. Kishel also served as a director and founder of the Center for Healthcare Improvement, a collaborative research venture between the Medical College of Georgia and Blue Cross Blue Shield of Georgia.

Directors Serving for a Term Expiring at the 2011 Annual Meeting

Robert S. Cramer, Jr., age 48, is a co-founder of the Company, has served as Chairman of the Board and a director since the Company’s inception in March 1990, and served as Chief Executive Officer from September 1996 to January 2006. Since January 2006, he has served as our non-executive Chairman. Mr. Cramer currently serves as the Chairman and Chief Executive Officer of ThePort Network, Inc., a social media platform company he co-founded in 1999. Mr. Cramer also serves as Chairman of the Board of Metro Atlanta Task Force for the Homeless, a homeless services organization, and on the Board of Trustees of The Galloway School.

Other Information Regarding Directors

On January 23, 2006, the Securities and Exchange Commission (the “Commission”) announced the filing of an action against Dr. Kishel, a former director of Immucor, Inc. (“Immucor”), for engaging in insider trading in the securities of Immucor. The Commission alleged that while a director of Immucor, Dr. Kishel purchased securities of Immucor while in possession of material nonpublic information. In a consent filed with the Commission, Dr. Kishel agreed, without admitting or denying the allegations in the complaint, to the entry of a final judgment permanently enjoining him from future violations of the securities laws. Dr. Kishel also consented to pay disgorgement of $14,767 plus interest and a one-time civil penalty of $13,650.

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors

The Board of Directors of the Company presently consists of five directors divided among three classes, with the directors in each class serving staggered three-year terms. During 2008, the Board held five meetings. Each director attended at least 75% of the aggregate number of meetings held by the Board of Directors and any committees of the Board of Directors on which such director served. All five directors attended the Company’s 2008 Annual Meeting of Shareholders. The Board does not have a policy requiring Board members to attend the Company’s Annual Meeting of Shareholders.

Board Independence

The Board has determined that a majority of the Board is “independent” in accordance with the applicable rules of The Nasdaq Global Market. The Board has determined that each of the Company’s directors is independent other than Messrs. Cramer and Noland.

Lead Independent Director

The Board has appointed an independent director to serve in a lead capacity (“Lead Director”) to coordinate the activities of the other independent directors, and to perform such other duties and responsibilities as the Board of Directors may determine. Currently the Lead Director is Dr. Kishel. The Lead Director:

•	Presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;

•	Acts as a key liaison between the Chairman and the independent directors;

•	Assists the Chairman in setting the Board agenda and frequency of meetings;

•	Has the authority to call meetings of the independent directors; and

•	Communicates Board member feedback to the Chairman.

Meetings of Independent Directors

The independent directors meet in regularly scheduled executive sessions, at which only independent directors are present, at least twice per year, in conjunction with regularly scheduled Board meetings.

Committees of the Board of Directors

The Board has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has adopted a written charter for each of these committees, copies of which are available on the Company’s website at www.adam.com. These committees, their members and functions are discussed below.

Audit Committee. The Audit Committee is presently composed of Messrs. Scarborough (Chair) and Howe and Dr. Kishel. The Audit Committee met seven times during 2008. The Audit Committee is responsible for appointing the independent accountants, reviewing with the independent accountants the scope and results of the audit engagement and consulting with independent accountants and management with regard to the Company’s accounting methods and control procedures. The Audit Committee reviews and pre-approves all audit and non-audit services performed by the Company’s auditing accountants. In accordance with the applicable rules of The Nasdaq Global Market, the Company has determined that Messrs. Scarborough and Howe and Dr. Kishel are independent, have not participated in the preparation of the financial statements of the Company at any time during the past three years and are able to read and understand fundamental financial statements. The Company has, and will continue to have, at least one member of the Audit Committee who has the requisite experience or background which results in the individual’s financial sophistication. The Board has determined that Mr. Scarborough meets the SEC criteria of an “audit committee financial expert.”

Compensation Committee. The Compensation Committee is currently composed of Dr. Kishel (Chair) and Messrs. Howe and Scarborough. All members of the Compensation Committee are independent in accordance with the applicable rules of The Nasdaq Global Market. The Compensation Committee met six times during 2008. The Compensation Committee is responsible for reviewing recommendations from the Chairman of the Board of Directors with regard to the compensation of executive officers of the Company and reporting to the Board of Directors its recommendations with regard to such compensation and is also responsible for operating and administering the Company’s Amended and Restated 1992 Stock Option Plan and its 2002 Stock Incentive Plan. The Company’s Chief Executive Officer does not attend or participate in portions of committee meetings involving voting or deliberations on the compensation of the Chief Executive Officer.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is currently composed of Dr. Kishel (Chair) and Messrs. Howe and Scarborough. All members of the Nominating Committee are independent in accordance with the applicable rules of The Nasdaq Global Market. The Nominating and Corporate Governance Committee met four times during 2008. The Nominating and Corporate Governance Committee is responsible for setting qualification standards for director nominees, assisting the Board in identifying individuals qualified to become Board members and recommending to the Board director nominees for the next Annual Meeting of Shareholders and director nominees to fill any vacancies on the Board, and advising the Board on corporate governance matters.

Shareholder Nominations

The Company’s Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders. Candidates must be highly qualified, exhibiting the experience and expertise required of the Board’s own pool of candidates, having an interest in the Company’s business, and also having the ability to attend and prepare for Board and committee meetings. Any candidate must state in advance his or her willingness and interest in serving on the Board. Shareholders wishing to suggest candidate(s) for consideration at the 2010 Annual Meeting should submit their proposals in accordance with the procedures set forth in the Company’s Bylaws.

Shareholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty days prior to the meeting; provided, however, that in the event that less than forty days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder’s notice shall set forth:

(a) as to each proposed shareholder nominee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

(b) as to the shareholder giving the notice: (i) the shareholder’s name and address, as they appear on the Company’s books; and (ii) the class and number of shares of stock of the Company beneficially owned by such shareholder.

No person shall be eligible for election as a director of the Company unless nominated in accordance with the above procedures. The Chairman shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the prescribed procedures, and if the Chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of our Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of our Board, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. In evaluating shareholder recommendations, the Nominating and Corporate Governance Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board.

Shareholder Communications with the Board

The Board of Directors has implemented a process for shareholders to send communications to the Board. Any shareholder desiring to communicate with the Board, or with specific individual directors, may do so by writing to the Company’s Secretary at the address of the Company’s principal executive offices. The Company’s Secretary has been instructed by the Board to promptly forward all such communications to the Board or such individual directors.

Shareholder Proposals for 2010 Annual Meeting

Any shareholder proposals intended to be presented at the Company’s 2010 Annual Meeting of Shareholders must comply with the notice procedures set forth in the Company’s Bylaws and as set forth below and only to the extent that such business is appropriate for shareholder action under the provisions of the Georgia Business Corporation Code. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than sixty days prior to the meeting; provided, however, that in the event that less than forty days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting:

(a) A brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(b) The proposing shareholder’s name and address, as they appear on the Company’s books;

(c) The class and number of shares of stock of the Corporation beneficially owned by the shareholder; and

(d) Any material interest of the shareholder in the proposed business.

No shareholder proposals will be considered at an annual meeting unless brought forward in accordance with the prescribed procedures. At an annual meeting, the Chairman shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting, and if the Chairman should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

The deadline for submission of shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2010 Annual Meeting is December 8, 2009. Any such proposal received after such date will be considered untimely and may be excluded from the proxy statement and form of proxy.

Corporate Governance Guidelines

Our Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, adopted a set of corporate governance guidelines, a copy of which is available on our website at www.adam.com. The Nominating and Corporate Governance Committee continues to monitor the Company’s corporate governance guidelines to comply with rules adopted by the Securities and Exchange Commission and The Nasdaq Global Market and industry practice.

Code of Conduct

The Company has adopted a Code of Conduct applicable to all company officers, directors and employees, which is currently available on the Company’s website at www.adam.com.

Compensation of Directors

The following table sets forth information concerning the compensation earned during the last fiscal year by each individual who served as a director, other than Mr. Noland, at any time during the fiscal year:

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)	Stock Awards (2) ($)	Total ($)
Robert S. Cramer, Jr.	29,500		15,004	44,504
Daniel S. Howe	26,000		15,004	41,004
Mark Kishel, M.D.	45,000		15,004	60,004
Clay E. Scarborough	44,000	83,770	15,004	142,774

(1)	Reflects the dollar amount recognized as expense during 2008 for financial reporting purposes in accordance with FAS 123(R) for all option awards outstanding for any portion of the current year. Assumptions used in the calculation of this amount are included in the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and 2007, as filed with the Securities and Exchange Commission. The aggregate number of option awards outstanding as of December 31, 2008, for Mr. Cramer was 375,000, Mr. Howe—63,083, Dr. Kishel—95,000 and Mr. Scarborough—25,000.

(2)	Reflects the dollar amount recognized as expense during 2008 for financial reporting purposes in accordance with FAS 123(R) for all stock awards issued and vested that year. Assumptions used in the calculation of this amount are included in the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and 2007, as filed with the Securities and Exchange Commission.

No Family Relationships Among Directors and Officers

There are no family relationships between any director or executive officer of the Company and any other director or executive officer of the Company.

EXECUTIVE OFFICERS

Executive officers of the Company are appointed by the Board of Directors and hold office at the pleasure of the Board. The executive officers and the three additional most highly compensated individuals of the Company are as follows:

Name	Position
Kevin S. Noland	President and Chief Executive Officer
Mark B. Adams	Chief Financial Officer and Secretary
John George	Senior Vice President, Sales
Jim Retel	Vice President, Sales
Greg Juhn	Senior Vice President, Product Strategy

Kevin S. Noland, age 46, was appointed the Company’s Chief Executive Officer in January 2006 and has served as the Company’s President since January 2004. He held the title of Chief Operating Officer of the Company from 2000 through 2005. He served as the Company’s Director of Marketing from 1996 to 1999 and was named Vice President of Marketing and Corporate Communications in 1999.

Mark B. Adams, age 57, was appointed the Company’s Chief Financial Officer in April 2006 and Secretary in June 2006. He was previously the Chief Financial Officer at Miller Zell from September 2003 to June 2006 and the Chief Financial Officer at Micron Optics, Inc. from December 2000 to April 2003. He began his career at Arthur Andersen, LLP.

John George, age 54, was appointed the Senior Vice President, Sales of the Company in May 2007. He previously had the roles at Per-Se Technologies of Senior Vice President of Sales and Senior Vice President of Operations, from 2002 to 2007.

Jim Retel, age 55, was appointed the Vice President, Sales of the Company in November 2000.

Greg Juhn, age 45, was appointed the Senior Vice President, Product Strategy of the Company in January 2006. He was previously Vice President, Product Development from January 2005 to January 2006, and Director of Content from January 2001 to January 2005.

EXECUTIVE COMPENSATION

Compensation Committee

The Compensation Committee of the Board of Directors consists of three non-employee directors. The Compensation Committee is responsible for setting and administering the policies that govern our executive compensation. The responsibilities of the Compensation Committee include the following:

•

Review and approve corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of those goals and objectives, and set the level of the Chief Executive Officer’s compensation based on this evaluation.

•	Determine the base and incentive compensation of our other senior officers that report directly to the Chief Executive Officer, the “Management Committee.”

•	Make recommendations to the Board of Directors with respect to equity-based compensation plans.

•

Administer our stock option, stock incentive, and other stock compensation plans (including, without limitation, the 2002 Stock Incentive Plan and the 1992 Option Plan) as required by Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

•

Report the Compensation Committee’s activities to the Board of Directors on a regular basis and make such recommendations with respect to such activities as the Compensation Committee or the Board of Directors may deem necessary or appropriate.

The Compensation Committee is responsible for making compensation decisions for the President and Chief Executive Officer and the Management Committee. The Compensation Committee is also responsible for making compensation recommendations regarding our non-employee directors. The Compensation Committee retained Phillip Blount and Associates, Inc. (“Phillip Blount”), an independent human resources and compensation consulting firm, to provide competitive intelligence and advice about the Management Committee compensation program design and competitive compensation levels. In addition, employees of the Company provide support to the Compensation Committee in carrying out its responsibilities. Employee attendees at Compensation Committee meetings may include the President and Chief Executive Officer and the Chief Financial Officer.

In 2008, the Compensation Committee met a total of six times, five in person and once via telephone. The agenda for meetings of the Compensation Committee are determined by its Chairman, with the assistance of the President and Chief Executive Officer and the Chief Financial Officer. Topics covered by the Compensation Committee in 2008 included the following:

•	Retaining a consulting firm for professional services in designing and implementation of compensation strategies and obtaining an analysis of competitive compensation information.

•	Competitive compensation programs for the Management Committee.

•	Competitive compensation and rewards for our non-employee directors.

•	Salary changes and annual incentive cash bonus programs for the Management Committee.

•	Long-term stock incentive awards for employees on the Management Committee and all other employees as a group.

•	Review and structure of the employees benefit plans including the 2002 Stock Incentive Plan, the 1992 Option Plan and the Company’s 401(k) Plan.

In making recommendations on compensation of the Management Committee, the Compensation Committee relies on Phillip Blount, an independent third-party source, for competitive data and recommendations on competitive compensation, and on the President and Chief Executive Officer for performance data on individual members (other than the President and Chief Executive Officer).

Compensation Committee Interlocks and Insider Participation

Dr. Kishel and Messrs. Howe and Scarborough are the members of the Compensation Committee. Dr. Kishel and Mr. Howe are not current or former officers or employees of the Company. Mr. Scarborough is not a current officer or employee of the Company, but was the Company’s Chief Financial Officer from 1992 to 1995.

Related Person Transactions

During the year ended December 31, 2001, the Company invested in shares of Series A Preferred Stock of ThePort Network, Inc. (“ThePort”). As of September 10, 2008, ThePort converted outstanding notes into preferred stock designated Series A Preferred Stock at $0.30 per share, including notes held by our chairman. As part of the conversion, the Company exchanged its prior Series A Preferred Stock, which had been purchased at $0.80 per share, for the new Series A Preferred Stock at $0.30 per share.

As of November 24, 2008, ThePort closed a $4,100,000 preferred stock financing designated Series B Preferred Stock at $0.165 per share, including investment by our chairman. The Chairman of our Board of Directors also currently serves as the Chairman of the Board of Directors and Chief Executive Officer of ThePort.

As a result of the financing, at December 31, 2008, we held an approximate 3% voting interest in ThePort, compared to an approximate 29% at December 31, 2007. The Chairman of our Board of Directors held an approximate 27% voting interest in ThePort at December 31, 2008, compared to 9% at December 31, 2007, and held a convertible note from ThePort in the amount of approximately $590,000 and $3,574,000 at December 31, 2008 and December 31, 2007, respectively. Two directors of the Company, Mr. Howe and Dr. Kishel, also own equity interests in ThePort. Historically ThePort was accounted for under the equity method. The financing in 2008 diluted our voting interest in ThePort, therefore for 2008 and going forward, the Company will account for this investment under the cost method.

At December 31, 2008 and 2007, the Company had a 2% investment in BeBetter Networks, Inc. (“BeBetter”). As of December 31, 2008 and 2007, the Chairman of the Board of Directors held an approximate 2% voting interest in this company. The investment was accounted for under the cost method, as the Company has less than a 20% ownership and does not exercise significant influence over the investee.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee of the Board of Directors is responsible for determining, implementing, and maintaining fair, reasonable, and competitive compensation for the Management Committee, while continuing to create shareholder value. Throughout this proxy statement, the individuals who served as our President and Chief Executive Officer and Chief Financial Officer during 2008, as well as the other individuals included in the Summary Compensation Table, are referred to as the “executive officers.”

Philosophy & Objectives

The Compensation Committee’s overall goals with respect to the Management Committee are to provide compensation sufficient to attract, motivate and retain executives of outstanding ability, performance, and potential, and to establish and maintain an appropriate relationship between compensation and the creation of shareholder value. The Compensation Committee believes that the most effective compensation program is one that provides competitive base pay, rewards the achievement of established annual and long-term goals and objectives, and provides an incentive for retention.

To this end, the three compensation elements used for the Management Committee in 2008 were base salary, annual cash incentive bonus and equity awards. The Compensation Committee believes that these three elements are the most effective combination in motivating and retaining at this stage in our development.

Base Salary. The Compensation Committee’s philosophy is to maintain a base salary at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve our goals over the long term. Each individual’s base salary is determined by the Compensation Committee after considering a variety of factors that include market value and prospective value to us, including the knowledge, experience, and accomplishments of the individual, the individual’s level of responsibility, and the typical compensation levels for individuals with similar credentials. The Compensation Committee may, considering the advice of our management, change the salary of an individual on the basis of its judgment for any reason, including our performance or that of the individual, changes in responsibility, and changes in the market for individuals with similar credentials.

Annual Cash Incentive Bonus. The purpose of the annual cash incentive bonus program for the Management Committee is to motivate and reward the achievement of specific preset corporate goals agreed to in advance by the Board of Directors along with the achievement of individual performance goals. Achievement of established goals at the end of the measurement period is reviewed and approved by Compensation Committee. Target annual cash incentive bonuses are set based upon analysis of competitive data (see “Setting the Management Committee Compensation” below).

Long-term Stock Incentive Awards. Long-term stock incentive awards are a fundamental element in our compensation program because they emphasize our long-term performance, as measured by creation of shareholder value, and foster a commonality of interest between shareholders and our Company’s leaders. In addition, they are crucial to a competitive compensation program for these individuals and they act as a powerful retention tool.

Setting the Management Committee Compensation

The process of determining compensation for the Management Committee began with a presentation of the competitive data to the Compensation Committee by Phillip Blount, an independent human resources and compensation consulting firm. Phillip Blount provided the Compensation Committee with relevant market data and alternatives to consider when making compensation decisions.

Once the Compensation Committee had reviewed this analysis, separate meetings were held with the Company’s President and Chief Executive Officer, at which the performance of each executive officer was discussed. Based upon the analysis provided by Phillip Blount, the Compensation Committee determined the new base salary for each member of the Management Committee, along with a bonus for the prior year’s performance and an equity award.

The Compensation Committee approved a 2008 cash incentive bonus program for the non-sales Management Committee members based upon achieving corporate financial goals for revenue and cashflow (adjusted EBITDA) targets for 2008 and achievement of individual objectives. For the sales members, a sales commission program was based on new customer contracts and revenues.

Compensation Elements

The Management Committee compensation structure consists of base salary, annual cash incentive bonus and long-term stock incentive grants. There is no pre-established policy or target for the allocation between cash and incentive compensation. Rather, the Compensation Committee reviews competitive compensation information provided by Phillip Blount to determine the appropriate level and mix of incentive compensation.

Base Salary

Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. All competitive and performance data are reviewed by the Compensation Committee in order to make compensation decisions that will maintain a competitive standing for each member of the Management Committee but not place them outside a reasonable range of compensation set by their peers in the industry. Salaries are set based on a review of the competitive data, consideration of individual performance, compensation relative to other members of the Management Committee and the importance to shareholders of that person’s continued service.

Annual Cash Incentive Bonus

Bonuses are determined by the Compensation Committee with advice from our management, based upon the Compensation Committee’s assessment of the achievement of our corporate goals for the measurement period in the prior year. In determining bonuses for 2008 performance, the Compensation Committee considered the individual’s achievement of relevant goals, such as revenues, cashflow or individual performance objectives. For 2008 the target revenue goal was $30,360,000 and adjusted EBITDA for cashflow goal was $8,210,000.

Based upon our 2008 performance in relation to these goals, the Compensation Committee determined that 2008 corporate performance should be rewarded at various payout levels. Actual revenues and adjusted EBITDA were 95% and 96% of the target, respectively. The bonus awards made to executive officers are reported in the Summary Compensation Table.

Long-term Stock Incentive Awards

Long-term stock incentive awards may include stock options, stock appreciation rights and restricted stock awards and are intended to provide a meaningful component of the Management Committee’s compensation. They provide compensation in a manner that is intrinsically related to long-term shareholder value because they are linked to the value of our Common Stock. Historically, we have relied solely on stock options as a means of providing equity incentives for our executives. However, our 2002 Stock Incentive Plan enables the grant of all of the forms of equity-based compensation referred to above.

In determining the size of a long-term stock incentive award to an individual member of the Management Committee, the Compensation Committee considers Company performance, competitive data and the individual’s scope of responsibility and continuing performance. Also, since the long-term stock incentive award is meant to be a retention tool, the Compensation Committee considers the importance to shareholders of that person’s continued service.

Options are granted at no less than 100% of the fair market value on the date of grant, and typically vest over the first three years of the ten-year option term. During 2007, stock options granted in 2006 based on future financial performance of the company’s operating units were modified. The target for the performance objectives were changed for 2007 vesting to $27,611,000 for revenue and $6,343,000 for adjusted EBITDA, and the performance options were made service options for 2008 and 2009 vesting.

Post-Termination Protection

The Company has provided for severance payments to executive officers from time to time through individual employment agreements with such officers. The Compensation Committee believes these severance benefits are important to protect the Company’s officers from being involuntarily terminated prior to or after a change in control and that the amounts provided for in such agreements are reasonable in nature. In addition, the Compensation Committee believes that these severance benefits align executive and shareholder interests by enabling the executive officers to consider corporate transactions that are in the best interest of the shareholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the officers’ own employment. In March 2008 the Compensation Committee approved amendments to the employment agreements for our President and Chief Executive Officer and Chief Financial Officer. The amendments increased the amount of severance payable and modified the agreements to comply with Section 409A of the Internal Revenue Code. Information regarding these arrangements is provided in the section “Employment Agreements.”

Timing of Annual Awards

In order to assess the performance of a full calendar year, annual awards are distributed in February or March of the following year. Salary increases for 2008 were effective on March 1, 2008. Cash bonus awards for 2008 performance were paid on March 13, 2009. Stock option awards for executive officers were effective on the date approved by the Compensation Committee, which for 2008 was February 6, 2008.

Compensation for Newly Hired Executive Officers

When determining compensation for a new executive officer, factors taken into consideration are the individual’s skills, background and experience, the individual’s potential impact on our short-and long-term success and competitive data from both the list of peer companies and industry-specific published surveys, and data collected from executive search consultants and prospective candidates during the recruitment process.

President and Chief Executive Officer’s Compensation

Mr. Noland’s base salary was set at $270,400 per year for the two months from January to February 2008 and $281,216 per year for the ten months from March to December 2008. During 2008 he received a grant of an option to purchase 30,000 shares of stock. His incentive award for 2008 performance was $112,486. The Compensation Committee determined Mr. Noland’s compensation awards after considering a variety of factors, including Mr. Noland’s performance, his level of responsibility within our company, industry surveys and the counsel provided by Phillip Blount, based on industry compensation data.

Perquisites and Other Personal Benefits

Executives participate in employee benefit plans generally available to our employees, including medical, health, life insurance, disability plans and the 401(k) plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Mark Kishel, M.D. (Chairman)

Daniel S. Howe

Clay E. Scarborough

SUMMARY COMPENSATION TABLE

The following table provides certain information concerning the compensation earned during the fiscal years ended December 31, 2008, 2007 and 2006 by our President and Chief Executive Officer, Chief Financial Officer, our three other most highly-compensated executive officers and one additional individual who would have been included, but for the fact that he was no longer an executive officer at December 31, 2008:

Name and Principal Position	Year	Salary (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Comp (4) ($)	Total ($)
Kevin S. Noland President and Chief Executive Officer	2008	279,413	105,648	112,486	7,901	505,448
	2007	268,667	96,611	111,540	6,440	483,258
	2006	238,125	22,745	56,875		317,745

Mark B. Adams Chief Financial Officer	2008	217,000	168,281	69,888	11,636	466,805
	2007	204,167	206,321	69,300	8,409	488,197
	2006	134,635	56,863	37,656		229,154

John George (5) Senior Vice President, Sales	2008	215,000	74,516	114,132	6,429	410,077
	2007	132,136	26,619	78,750	4,575	242,080

Andrew Ceccon (6) Vice President, Marketing	2008	172,500	25,684	19,500	105,684	323,368
	2007	175,000	20,590	13,500	6,300	240,390

James L. Retel Vice President, Sales	2008	128,529	5,898	143,204	9,042	286,672
	2007	128,529		156,343	6,334	291,206
	2006	128,529		90,858		219,387

Greg Juhn Senior Vice President, Product Strategy	2008	152,100	54,163	37,066	5,635	248,964
	2007	139,500	33,288	34,749	3,691	211,228
	2006	118,839	18,044	17,719		154,602

(1)	Includes amounts earned but deferred at the election of the executive officer, such as salary deferrals under the Company’s 401(k) Plan established under Section 401(k) of the Internal Revenue Code.

(2)	Reflects the dollar amount recognized for financial reporting purposes in accordance with FAS 123(R) and thus may include amounts from awards granted in and prior to 2008. Expense recognized for financial reporting purposes equals the number of shares attributable to 2008 service multiplied by the fair market value per share of the award as of the date of grant. The weighted-average grant date fair market value of our outstanding stock awards is included in Note 11 to our audited financial statements included in our 2008 Annual Report on Form 10-K.

(3)	Represents performance based bonus and sales commission amounts earned under our annual cash incentive bonus and sales commission programs.

(4)	Includes amounts related to company paid group term life insurance premiums for coverage over $50,000, health insurance reimbursements for participating in the company sponsored fitness program, and a company 401(K) match. Also included for Mr. Ceccon is $100,000 for payments earned under his separation agreement of November 24, 2008.

(5)	Mr. George was appointed Senior Vice President, Sales in May 2007.

(6)	Mr. Ceccon’s position as Vice President, Marketing was eliminated effective November 11, 2008.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information with respect to option awards and other plan-based awards granted during the fiscal year ended December 31, 2008 to our named executive officers:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards: Number of Securities Underlying Options (2) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value ($)
		Threshold ($)	Target ($)	Maximum ($)
Kevin S. Noland	02/07/2007				30,000	7.40	78,960
		35,152	140,608	281,216

Mark B. Adams	02/07/2007				30,000	7.40	78,960
		21,840	87,360	174,720

John George	02/07/2007				30,000	7.40	78,960
			114,132

Andrew Ceccon	02/07/2007				7,500	7.40	19,740
		5,000	40,000	80,000

James L. Retel	02/07/2007				7,500	7.40	19,740
			143,204

Greg Juhn	02/07/2007				30,000	7.40	78,960
		11,583	46,332	92,664

(1)	For Messrs. Noland, Adams, Ceccon and Juhn, the amounts reflect the range of payments under the cash bonus program, with the threshold and maximum set as a percentage of the target amount; the target amount is based on the individual’s current salary and represents 50% of Mr. Noland’s base salary, represents 40% of the base salary for Mr. Adams and 20% of the base salary for Mr. Ceccon. For Messrs. George and Retel, the amount reflects the payout at target as there were no minimums or maximums set for their operating unit; the target and bonus was set upon achievement of certain earnings targets.

(2)	Options granted under our 2002 Stock Incentive Plan have an exercise price equal to the closing price on The Nasdaq Global Market prior to grant of the option.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to the value of all unexercised options previously awarded to our named executive officers as of December 31, 2008:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (1) (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (2) (#)	Option Exercise Price ($)	Option Expiration Date
Kevin S. Noland	2,000			5.25	1/14/2009
	12,000			7.94	04/12/2009
	25,000			13.00	01/12/2010
	19,375			5.91	05/10/2010
	25,000			4.00	08/25/2010
	75,000			1.94	01/02/2011
	125,000			3.06	01/14/2012
	125,000			0.41	01/03/2013
	56,000	16,000	16,000	5.43	08/14/2016
	15,000		30,000	6.30	05/30/2017
			30,000	7.40	02/07/2018

Mark B. Adams	140,000	40,000	40,000	5.43	08/14/2016
	15,000		30,000	6.30	05/30/2017
			30,000	7.40	02/07/2018

John George	16,667		33,333	6.17	05/21/2017
			30,000	7.40	02/07/2018

Andrew Ceccon (3)

James L. Retel	25,000			4.00	11/27/2010
	30,000			3.06	01/14/2012
			7,500	7.40	02/07/2018

Greg Juhn	3,000			2.25	1/08/2011
	8,750			3.06	01/14/2012
	25,000			0.41	01/03/2013
	17,500	5,000	5,000	5.43	08/14/2016
	6,667		13,333	6.30	05/30/2017
			30,000	7.40	02/07/2018

(1)	The remaining unvested portion of the August 14, 2006 option grants vest on December 31, 2009 based on service.

(2)	The entire May 30, 2007 grants vest on the annual grant date at a rate of 33% per year for the years 2008, 2009 and 2010, and the entire February 7, 2008 grants vest on the annual grant date at a rate of 33% per year for the years 2009, 20010 and 2011.

(3)	Mr. Ceccon’s position as Vice President, Marketing was eliminated effective November 11, 2008.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information concerning option exercises by our named executive officers and vesting of our Common Stock held by them during the fiscal year ended December 31, 2008:

Name	Option Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)
Kevin S. Noland	12,000	42,720
Mark B. Adams (2)
John George (2)
Andrew Ceccon (2) (3)
James L. Retel (2)
Greg Juhn (2)

(1)	Based on the difference between the market price of our Common Stock on the date of exercise and the exercise price.

(2)	No amounts to report.

(3)	Mr. Ceccon’s position as Vice President, Marketing was eliminated effective November 11, 2008.

The Company has not awarded restricted stock or stock appreciation rights to any employee, the Company has no long-term incentive plans, as that term is defined in SEC regulations, and the Company has no defined benefit or actuarial plans covering any of the Company’s employees.

Employment Agreements

On March 31, 2008 the Company entered into amended and restated employment agreements with each of Kevin S. Noland, our President and Chief Executive Officer, and with Mark B. Adams, our Chief Financial Officer. The amended and restated agreements increased the amount due to each executive in the event of termination of the executive’s employment as a result of death or disability to include a prorated bonus amount for the period of the year worked prior to death or disability. The amended and restated agreements also increased the amount of severance payable to each executive in the event of termination of the executive Without Cause, resignation by the executive for Good Reason or resignation by the executive within 12 months of a Change of Control (each as defined in the amended and restated employment agreements) to include a prorated bonus amount for the period of the year worked prior to the termination or resignation. The amended and restated agreements also increased the severance amount payable to each executive to include an amount reflected as the target bonus amount for Mr. Noland and Mr. Adams, respectively, in the severance payment. In addition, the amended and restated agreements also provide for a lump sum payment of severance to each of the executives to comply with Section 409A of the Internal Revenue Code.

Under Mr. Noland’s amended and restated employment agreement, if the Company terminates Mr. Noland’s employment Without Cause, the Company will pay Mr. Noland a severance payment equal to the sum of (i) 200% of the aggregate amount of his annual base salary as in effect on the date of termination; (ii) 100% of Mr. Noland’s annual base salary as in effect on the date of termination, which represents Mr. Noland’s target bonus amount; and (iii) a prorated bonus amount for the fiscal year in which the termination occurs. The Company shall also pay the COBRA premiums necessary for Mr. Noland to continue the same medical coverage he carried while an active employee for an 18-month period following termination. If Mr. Noland voluntarily resigns With Good Reason or within 12 months following a Change of Control, then, in either case, the Company shall pay to Mr. Noland the severance amount described above, and for an 18-month period following termination, pay the COBRA premiums necessary for Mr. Noland to continue the same medical coverage he carried while an active employee.

Under Mr. Adams’s amended and restated employment agreement, if the Company terminates Mr. Adams’s employment Without Cause the Company will pay Mr. Adams a severance payment equal to the sum of (i) 100% of the aggregate amount of his annual base salary as in effect on the date of termination; (ii) 40% of his annual base salary as in effect on the date of termination, which represents Mr. Adam’s target bonus amount; and (iii) a prorated bonus amount for the fiscal year in which the termination occurs. The Company shall also pay the COBRA premiums necessary for Mr. Adams to continue the same medical coverage he carried while an active employee for a 12-month period following termination. If Mr. Adams voluntarily resigns With Good Reason or within 12 months following a Change of Control, then, in either case, the Company shall pay to Mr. Adams severance amount described above, and for a 12-month period following termination, pay the COBRA premiums necessary for Mr. Adams to continue the same medical coverage he carried while an active employee.

On November 11, 2008, the Company and Andrew Ceccon agreed that the Company would terminate Mr. Ceccon’s employment with the Company without cause effective November 11, 2008. Under the terms of Mr. Ceccon’s agreement, the Company will pay Mr. Ceccon $100,000, his earned but unpaid bonus for 2008 of $19,500 and will reimburse Mr. Ceccon for certain health insurance costs for a period of three months.

The Company also has executed Employee Confidentiality and Nondisclosure Agreements with its executive officers and senior management.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table sets forth information with respect to compensation to the executives upon Termination or a Change in Control:

Name	Benefits (1)(2)(3)	Before Change in Control Termination w/o Cause or for Good Reason	After Change in Control Termination w/o Cause or for Good Reason
Kevin S. Noland	Severance Pay	$956,134	$956,134
	Health Benefits	12,138	12,138
	Equity Acceleration

Mark B. Adams	Severance Pay	375,648	375,648
	Health Benefits	8,092	8,092
	Equity Acceleration

John George (4)

Andrew Ceccon (4)

James L. Retel (4)

Greg Juhn (4)

(1)	Severance pay equals the executive’s current salary as of December 31, 2008 for the period provided in the individual’s employment agreement as indicated in the employment agreement discussion herein.

(2)	Health benefits reflects the premiums for the severance period provided in the individual’s employment agreement for medical or health related programs. Amounts are based on the premiums in effect at December 31, 2008.

(3)	Equity acceleration is the fair value of unvested stock options as of December 31, 2008. Fair value represents only the value for those options in which the exercise price of the option is less than the market value of our stock on December 31, 2008.

(4)	No amounts to report.

Equity Compensation Plan Information

The following table provides information as of December 31, 2008 regarding the Company’s two equity compensation plans, the 1992 Stock Option Plan and the 2002 Stock Incentive Plan, each of which has been approved by the Company’s shareholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,622,292	$5.13	772,515
Equity compensation plans not approved by security holders	—	—	—

Total	2,622,292	$5.13	772,515

RELATED PARTY TRANSACTIONS

Procedures for Approval of Related Person Transactions

It is the responsibility of the Company’s Audit Committee to review all transactions or arrangements between our company and any of our directors, officers, principal shareholders or any of their respective affiliates, associates or related parties.

Related Person Transactions

During the year ended December 31, 2001, the Company invested in shares of Series A Preferred Stock of ThePort Network, Inc. (“ThePort”). As of September 10, 2008, ThePort converted outstanding notes into preferred stock designated Series A Preferred Stock at $0.30 per share, including notes held by our chairman. As part of the conversion, the Company exchanged its prior Series A Preferred Stock, which had been purchased at $0.80 per share, for the new Series A Preferred Stock at $0.30 per share.

As of November 24, 2008, ThePort closed a $4,100,000 preferred stock financing designated Series B Preferred Stock at $0.165 per share, including investment by our chairman. The Chairman of our Board of Directors also currently serves as the Chairman of the Board of Directors and Chief Executive Officer of ThePort.

As a result of the financing, at December 31, 2008, we held an approximate 3% voting interest in ThePort, compared to an approximate 29% at December 31, 2007. The Chairman of our Board of Directors held an approximate 27% voting interest in ThePort at December 31, 2008, compared to 9% at December 31, 2007, and held a convertible note from ThePort in the amount of approximately $590,000 and $3,574,000 at December 31, 2008 and December 31, 2007, respectively. Two directors of the Company, Mr. Howe and Dr. Kishel, also own equity interests in ThePort. Historically ThePort was accounted for under the equity method. The financing in 2008 diluted our voting interest in ThePort, therefore for 2008 and going forward, the Company will account for this investment under the cost method.

At December 31, 2008 and 2007, the Company had a 2% investment in BeBetter Networks, Inc. (“BeBetter”). As of December 31, 2008 and 2007, the Chairman of the Board of Directors held an approximate 2% voting interest in this company. The investment was accounted for under the cost method, as the Company has less than a 20% ownership and does not exercise significant influence over the investee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the ownership of our Common Stock as of March 20, 2009, unless otherwise indicated, by (1) all shareholders known by us to beneficially own more than five percent of the outstanding Common Stock, (2) each of the directors and nominees for director, (3) each executive officer, including those named in the Summary Compensation Table, and (4) all of our directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Class (2)
Burnham Asset Management Corporation (3)	1,289,190	13.0%
Burnham Securities (3)	136,700	1.4%
Harvest Capital Strategies LLC (3)	770,660	7.8%
Robert S. Cramer, Jr (4)	634,654	6.4%
Sphera Global Healthcare Management, L.P. (3)	552,380	5.6%
Kevin S. Noland (5)	536,375	5.4%
Capital Source Finance LLC (6)	411,667	4.2%
Mark Adams (7)	167,000	1.7%
James L. Retel (8)	118,550	1.2%
Mark Kishel, M.D. (9)	107,155	1.1%
Greg Juhn (10)	71,005	*
Daniel S. Howe (11)	70,238	*
Clay E. Scarborough (12)	32,155	*
John George (13)	26,667	*
Andrew Ceccon (14)		*
All executive officers and directors as a group (ten persons) (15)	1,763,799	17.8%

*	Less than 1%
(1)	Except as indicated in the footnotes set forth below, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The number of shares shown as owned by, and the voting power of, individual shareholders include shares which are not currently outstanding but which such shareholders are entitled to acquire or will be entitled to acquire within 60 days. Such shares are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by the particular shareholder, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Based on 9,882,260 shares outstanding on March 20, 2009.
(3)	As reported on an Amended Schedule 13G filed on February 11, 2009 by Burnham Asset Management Corporation and Burnham Securities Inc., on February 13, 2009 by Harvest Capital Strategies LLC and on February 11, 2009 by Sphera Global Healthcare Management, L.P., which may be deemed to beneficially own the shares in its capacity as an investment adviser.

(4)	Includes 375,000 shares issuable upon exercise of options that are exercisable within 60 days.
(5)	Includes 489,375 shares issuable upon exercise of options that are exercisable within 60 days.
(6)	Includes 411,667 shares issuable upon exercise of stock warrants that are exercisable within 60 days.
(7)	Includes 165,000 shares issuable upon exercise of options that are exercisable within 60 days.
(8)	Includes 57,500 shares issuable upon exercise of options that are exercisable within 60 days.
(9)	Includes 95,000 shares issuable upon exercise of options that are exercisable within 60 days.
(10)	Includes 70,917 shares issuable upon exercise of options that are exercisable within 60 days.
(11)	Includes 63,083 shares issuable upon exercise of options that are exercisable within 60 days.
(12)	Includes 25,000 shares issuable upon exercise of options that are exercisable within 60 days.
(13)	Includes 26,667 shares issuable upon exercise of options that are exercisable within 60 days.
(14)	No amounts to report.
(15)	Includes 1,367,542 shares issuable upon exercise of options that are exercisable within 60 days.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the outstanding common stock of the Company to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the year ended December 31, 2008, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of three directors, who are each independent in accordance with the applicable rules of the Nasdaq Global Market. The Audit Committee operates under a written charter adopted by the Board of Directors and is responsible for overseeing the Company’s financial reporting process on behalf of the Board of Directors. The members of the Audit Committee are Mr. Scarborough (Chair), Mr. Howe and Dr. Kishel. Each year the Audit Committee selects our independent registered public accounting firm and approves all audit and non-audit services provided by the independent registered public accounting firm.

Management is responsible for our financial statements and the financial reporting process, including internal controls. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board in the United States and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and Grant Thornton LLP, (“Grant Thornton”), our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with Grant Thornton the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees, as amended by Statement on Auditing Standards No. 89 (Audit Adjustments) and Statement on Auditing Standards No. 90 (Audit Committee Communications)). These matters included a discussion of Grant Thornton’s judgments about the quality (not just the acceptability) of our accounting principles as applied to our financial reporting.

The Audit Committee has received the written disclosures and letter from Grant Thornton as required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the Audit Committee concerning independence. The Audit Committee further considered whether the provision by Grant Thornton of the non-audit services described above is compatible with maintaining the registered public accounting firm’s independence.

Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the disclosures by the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Audit Committee

Clay E. Scarborough (Chairman)

Dan S. Howe

Mark Kishel, M.D.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee has approved the selection of Grant Thornton LLP (“Grant Thornton”) as independent public accountants to audit the books of the Company for the current year, to report on the consolidated balance sheets and related statements of income, changes in shareholders’ equity and cash flows of the Company and to perform such other appropriate accounting services as may be required by the Company.

One or more representatives of Grant Thornton are expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Audit Fees. The aggregate fees billed for assurance and related services rendered by Grant Thornton for the audit of the Company’s annual financial statements for 2008 and 2007 were $175,000 and $0, respectively. The aggregate fees billed by Grant Thornton for review of the financial statements included in the Company’s Forms 10-Q for 2008 and 2007 were $32,016 and $0, respectively.

The aggregate fees billed for assurance and related services rendered by Tauber & Balser P.C. (“Tauber & Balser”) for the audit of the Company’s annual financial statements for 2008 and 2007 were $0 and $103,213, respectively. The aggregate fees billed by Tauber & Balser for review of the financial statements included in the Company’s Forms 10-Q for 2008 and 2007 were $14,080 and $38,753, respectively.

Audit-Related Fees. There were no additional fees, beyond those reported under “Audit Fees” above, for audit-related services billed to the Company by Grant Thornton during 2008 or 2007.

There were no additional fees, beyond those reported under “Audit Fees” above, for audit-related services billed to the Company by Tauber & Balser during 2008 or 2007.

Tax Fees. During 2008, $31,000 of tax fees were accrued by Grant Thornton for a review of the net operating loss limitation study. During 2007, there were no fees accrued or billed by Grant Thornton for tax compliance, tax advice, or tax planning.

During 2008 and 2007, there were no fees accrued or billed by Tauber & Balser for tax compliance, tax advice, or tax planning.

All Other Fees. During 2008, an additional $16,750 was billed by Tauber & Balser other than for the services reported above for review of the Form S-8 for securities to be offered to employees in employee benefit plans, the Notice and Proxy Statement and the form 8-K for the change in registrant’s certifying accountant. During 2007, an additional $6,628 was billed by Tauber & Balser other than for the services reported above for research and review of the May 22, 2007 stock option modification, review of the SOX implementation approach and initial research and review of the November 20, 2007 SEC comment letter. The additional services for 2007 were approved by the Audit Committee pursuant to its pre-approval policy.

Independent Registered Public Accounting Firm. On July 16, 2008, our Audit Committee engaged Grant Thornton as its independent registered public accounting firm to audit the Company’s financial statements and internal controls over financial reporting for the year ending December 31, 2008.

On July 16, 2008, the Audit Committee of the Board of Directors dismissed Tauber & Balser as the Company’s independent registered public accounting firm.

The reports of Tauber & Balser, on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2006 and December 31, 2007 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2006 and December 31, 2007 and the subsequent periods through July 16, 2008, there were no disagreements with Tauber & Balser on any matter of accounting principles, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Tauber & Balser would have caused them to make reference thereto in Tauber & Balser’s reports on the financial statements of the Company for such fiscal years. In addition, during the fiscal years ended December 31, 2006 and December 31, 2007 and the subsequent period through July 16, 2008, there were no “reportable events” (as defined in Regulation S-K Item 304(a)(1)(v)), except that Tauber & Balser advised the Company of a material weakness related to controls around the Company’s accounting for stock options from the period ending June 30, 2007, which was subsequently remediated. The Company was advised of the material weakness in a letter, at which time the Audit Committee discussed the reportable event with Tauber & Balser. The Company has authorized Tauber & Balser to respond fully to the inquiries of Grant Thornton concerning the subject matter of the reportable event.

The Company provided Tauber & Balser with a copy of the disclosures above and requested that Tauber & Balser furnish the Company with a letter addressed to the Commission stating whether it agreed with the above statements. A copy of Tauber & Balser’s letter, dated July 22, 2008, was filed as Exhibit 16.1 to the Current Report on Form 8-K filed with the Commission on July 22, 2008.

On July 11, 2008 the Audit Committee approved the engagement of Grant Thornton to serve as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2008. The engagement was effective July 16, 2008.

Prior to engaging Grant Thornton, the Company did not consult with Grant Thornton during the two most recently completed fiscal years prior to Tauber & Balser’s dismissal and through July 16, 2008 regarding (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither was a written report nor oral advice provided to the Company that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting; or (ii) any matter which was the subject of either a “disagreement” or a “reportable event” (as each is defined in Items 304(a)(1)(iv) and (v) of Regulation S-K, respectively).

Pre-Approval of Non-Audit Services. The Audit Committee has established a policy governing our use of Grant Thornton and Tauber & Balser for non-audit services. Under the policy, management may use Grant Thornton and Tauber & Balser for non-audit services that are permitted under the Commission’s rules and regulations, provided that management obtains the Audit Committee’s approval before such services are rendered.

OTHER MATTERS

Report to Shareholders for the Year Ended December 31, 2008

The Annual Report of the Company for the year ended December 31, 2008, including audited financial statements, accompanies this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of proxies.

Other Business

The Board of Directors knows of no other matters to be brought before the 2009 Annual Meeting. However, if other matters should come before the Annual Meeting it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their judgment of what is in the best interest of the Company.

By Order of the Board of Directors,

Mark B. Adams
Secretary

Atlanta, Georgia

April 7, 2009

A.D.A.M., INC

10 10th Street NE, Suite 500 Atlanta, Georgia 30309

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2009 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Robert S. Cramer, Jr. and Mark Kishel, M.D., or either of them, with power of substitution to each, the proxies of the undersigned to vote the common stock of the undersigned at the Annual Meeting of Shareholders of A.D.A.M., Inc. (the “Company”) to be held on May 19, 2009 at 9:00 a.m. at the Company’s offices located at 10 10th Street NE, Suite 500, Atlanta, Georgia 30309, and any adjournments or postponement thereof:

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

A.D.A.M., INC.

May 19, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at www.adam.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20200000000000000000 6 051909

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ABOVE NOMINEES AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. To elect Kevin S. Noland and Clay E. Scarborough to serve as members of the Company’s board of directors for a term of three years and until 2. In accordance with their best judgement upon such other matters as may properly each successor is elected and qualified: NOMINEES: come before the meeting or any adjournment or postponement thereof.

FOR ALL NOMINEES O Kevin S. Noland

O Clay E. Scarborough At the present time, the Board of Directors is not aware of any matters to be WITHHOLD AUTHORITY presented for action at the meeting other than the election of directors as set TO VOTE FOR ALL forth above. This proxy also confers discretionary authority to vote with NOMINEES respect to the election of any person as director where the nominee is FOR (See ALL instructions EXCEPT below) unable to serve or for good cause will not serve and on matters incident to the conduct of the meeting.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.